Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Christopher Britt, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Chime Financial, Inc. for the fiscal year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Chime Financial, Inc.

Date: March 5, 2026	By:	/s/ Christopher Britt
	Name:	Christopher Britt
	Title:	Chief Executive Officer and Chairman
(Principal Executive Officer)
I, Matthew Newcomb, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Chime Financial, Inc. for the fiscal year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Chime Financial, Inc.

Date: March 5, 2026	By:	/s/ Matthew Newcomb
	Name:	Matthew Newcomb
	Title:	Chief Financial Officer
(Principal Financial Officer)